UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices:

200 Parker Dr., Suite C100A, Austin, Texas 78728

Registrant’s telephone number, including area code: 408-941-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On May 9, 2023, the Company entered into a Secured Credit Facility Agreement (the “Loan Facility” or the “Credit Agreement”) by and among the Company, Aviat U.S., Inc. (“Opco” and together with the Company the “U.S. Borrowers”,) Aviat Networks (S) Pte. Ltd. (the “Singapore Borrower” and together with the Company and Opco, the “Borrowers”) and Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender and Wells Fargo Securities LLC, Citigroup Global Markets Inc., and Regions Capital Markets as joint lead arrangers and joint bookrunners (the “Lender”). The Loan Facility provides for a $40 million revolving credit facility and a $50.0 million Delayed Draw Term Loan Facility with a maturity date of May 8, 2028. All capitalized words used but not defined herein have the meanings assigned in the Loan Facility.

The $40 million revolving credit facility can be borrowed by the Borrowers with a $10.0 million sublimit for letters of credit (the “L/C Sublimit”), and a $10.0 million swingline loan sublimit. Loan proceeds may be used for general corporate purposes. The Borrowers may prepay revolving loans under the Loan Facility in whole or in part at any time without premium or penalty.

The $50.0 million Delayed Draw Term Loan has a funding date on or prior to the closing date of the Purchase Agreement (as defined below) with the proceeds used to settle the cash portion of the Purchase Agreement consideration and related expense. The Delayed Draw Term Loan will be repaid in accordance with the amortization schedule set forth in the Credit Agreement, and may also be prepaid in whole or in part without premium or penalty.

Outstanding borrowings under the Credit Agreement bear interest at either: (a) Adjusted Term SOFR in effect from time to time plus the applicable margin; or (b) the Base Rate plus the applicable margin. The pricing levels for interest rate margins are determined based on the Consolidated Total Leverage Ratio as determined and adjusted quarterly.

Certain of the Borrower’s material subsidiaries are required to guaranty the obligations under the Loan Facility. The obligations of the Borrowers and the guarantors are secured by substantially all of their respective assets, subject to certain other exceptions and limitations. The U.S. Borrowers are jointly and severally liable for the obligations of Singapore Borrower under the Singapore Sublimit.

The Credit Agreement requires the Company and its subsidiaries to maintain a fixed charge coverage ratio to be greater than 1.25 to 1.00 as of the last day of any fiscal quarter of the Company. The Credit Agreement also requires that the Company maintain a maximum leverage ratio of 3.00 times EBITDA, with a step-down to 2.75 times EBITDA after four full quarters, and 2.50 times EBITDA after eight full quarters. The Loan Facility contains customary affirmative and negative covenants, including, among others, covenants limiting the ability of Borrowers and their subsidiaries to dispose of assets, permit a change in control, merge or consolidate, make acquisitions, incur indebtedness, grant liens, make investments, make certain restricted payments and enter into transactions with affiliates, in each case subject to customary exceptions.

The Credit Agreement includes customary events of default, that include, among others, payment defaults, covenant defaults, a material adverse change default, bankruptcy and insolvency defaults, cross-defaults to other material indebtedness, judgment defaults, inaccuracy of representations and warranties and defaults relating to governmental approvals. Upon an event of default, the Lender may declare the outstanding obligations payable by the Borrowers to be immediately due and payable and exercise other rights and remedies provided for under the Loan Facility. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Loan Facility at a per annum rate of interest equal to 2.00% above the applicable interest rate.

The Lender have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing description of the Loan Facility is qualified in its entirety by reference to the full text of the Loan Facility, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On May 9, 2023, the Company and Silicon Valley Bank (“SVB”) terminated the Third Amended and Restated Loan and Security Agreement dated June 29, 2018, and as amended May 17, 2021 (the “SVB Loan Agreement”), by and between the Company, as borrower, and SVB, as lender, pursuant to a termination letter (the “Termination Letter”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 9, 2023, the Company issued a press release announcing the signing of a Master Sale of Business Agreement (the “Purchase Agreement”), with NEC Corporation, a Japan corporation (the “NEC Transaction”). The Company plans to hold a conference call to discuss the details of the NEC Transaction.

Interested parties may access the conference call, today, May 9, 2023 at 8:30 am ET live via the webcast through Aviat Network’s investor relations website at https://investors.aviatnetworks.com/events-and-presentations/events or directly at the webcast link https://edge.media-server.com/mmc/p/7j2jgob5. Interested parties may participate via telephone by registering using the online form at https://register.vevent.com/register/BI987ce71f78574b058c6c7637f5c0bb67. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. The Company will provide a copy of the presentation used in the webcast on the Company’s investor relations website at the start of the call. A replay of the conference call webcast will be available after the call on the Company’s investor relations website.

The press release is furnished herewith as Exhibit 99.1.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The information contained in this filing includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s beliefs and expectations regarding the NEC Transaction, business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2023, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including “anticipate,” “believe,” “plan,” “estimate,” “expect,” “goal,” “will,” “see,” “continue,” “delivering,” “view,” and “intend,” or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; the timing of our receipt of payment; our ability to meet product development dates or cost reductions of products; our suppliers’ inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the ability to preserve and use our net operating loss carryforwards; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions; (i) our ability to successfully close the NEC Transaction, which requires certain regulatory approvals; (ii) disruption the NEC Transaction may cause to customers, vendors, business partners and our ongoing business; and (iii) once closed, our ability to integrate the operations of with our existing operations and fully realize the expected synergies of the NEC Transaction on the expected timeline.

For more information regarding the risks and uncertainties for Aviat’s business, see “Risk Factors” in Aviat’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 14, 2022, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1#	Credit Agreement dated May 9, 2023, by and among the Company, the Opco, the Singapore Borrower and the Lenders.

99.1*	Press Release of the Company, dated May 9, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.
#

Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC on request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

May 9, 2023	By:	/s/ David Gray
		Name:	David Gray
		Title:	Chief Financial Officer